Exhibit 99.1

AntriaBio Announces Exclusive License Agreement for a Phase 2 Orphan Disease Therapy with XOMA Corporation and Name Change to Rezolute, Inc.

LOUISVILLE, Colorado, December 7, 2017 – (GLOBE NEWSWIRE) – Rezolute, Inc. (“Rezolute” or the “Company”) (OTCQB: ANTB), a clinical stage biopharmaceutical company specializing in the development of innovative drug therapies for metabolic and orphan diseases, and XOMA Corporation (“XOMA”) (NASDAQ: XOMA), a pioneer in the discovery, development and licensing of therapeutic antibodies, announced today that they have executed a license agreement that provides Rezolute with the exclusive global rights to develop and commercialize RZ358 (formerly XOMA 358) for Congenital Hyperinsulinism (CHI), an ultra-orphan indication.

RZ358 is a first-in-class fully human monoclonal antibody that counteracts the effects of elevated insulin via allosteric modulation of the insulin receptor, making it well-suited as a therapy for severe, persistent hypoglycemia caused by hyperinsulinemic conditions such as CHI. XOMA demonstrated clinical proof-of-concept through Phase 2a studies and Rezolute plans to advance clinical development in 2018. The compound has received designated orphan status in the US and European Union.

“We are excited about the addition of RZ358 to our growing product pipeline and for the opportunity to take a Phase 2 program forward with the hope of being able to offer a significantly better treatment option for a disease that is the most frequent cause of severe, persistent hypoglycemia in newborn babies and children,” said Nevan Elam, Chairman and Chief Executive Officer of Rezolute. “XOMA has generated compelling safety data and proof-of-concept for RZ358 and we look forward to advancing its development.”

Under the terms of the agreement, Rezolute will assume the global development, regulatory filings, manufacturing and commercialization for RZ358. In turn, XOMA will receive a total of $18 million in the form of cash and shares of Rezolute common stock and will be eligible to receive up to an aggregate of $222 million in clinical, regulatory and sales milestones. In addition, XOMA is entitled to receive royalties ranging from the high single digits to the mid-teens based upon annual net sales of RZ358. Finally, under the terms of the agreement, Rezolute will pay XOMA low single digit royalties on sales of the company’s other products.

“Having established proof-of-concept for XOMA 358 earlier this year, we look forward to Rezolute continuing clinical development of the program,” stated Jim Neal, Chief Executive Officer of XOMA. “Our license agreement with Rezolute places this important drug asset in the hands of a very capable endocrine-focused team, provides XOMA with the potential to receive future milestones and royalties, and is an important milestone in the continued transformation of our programs to fully-funded status. We welcome Rezolute to our broad portfolio of partners, including Novartis, Five Prime and NanoTherapeutics, who continue the development of our product candidates.”

CHI is a rare genetic disorder that affects one in 50,000 newborns. Ordinarily, beta cells in the pancreas secrete just enough insulin to keep blood sugar in the normal range. With CHI, the secretion of insulin is not properly regulated as the beta cells secrete too much insulin resulting in excessive low blood sugar (severe hypoglycemia). In infants and young children, these episodes are characterized by lethargy, irritability and difficulty feeding. Repeated episodes of hypoglycemia increase the risk of serious complications such as breathing difficulties, seizures, developmental delays and intellectual disability, vision loss, brain damage, coma and possibly death. CHI is the most common cause of persistent hypoglycemia in children and about 60 percent of infants with CHI experience a hypoglycemic episode within the first month of life. Other affected children develop hypoglycemia by early childhood. A significant number of patients cannot be adequately treated with or do not tolerate existing medical therapies. Surgical removal of all or part of the pancreas is a cornerstone of management for many patients, but is invasive and diabetes-inducing.

The Company’s new name reflects its transition as a developer of potentially paradigm-shifting therapies for treating metabolic diseases and orphan indications with high unmet medical needs. Under this strategy, the Company also exclusively licensed ActiveSite Pharmaceuticals’ oral plasma kallikrein inhibitor (PKI) portfolio in August and is developing RZ402 for Diabetic Macular Edema and RZ602 for Hereditary Angioedema, an orphan indication.

“The name change conveys our dedication to identifying and developing therapies that are transformative and target well-known genetic pathways and mechanisms,” stated Mr. Elam. With the recent licensing agreements executed with XOMA Corporation for a monoclonal antibody to treat CHI, an orphan indication, and ActiveSite Pharmaceuticals for our oral Plasma Kallikrein Inhibitor (PKI) portfolio, we have evolved into a company advancing a robust pipeline of innovative solutions for patients and providers.”

About Rezolute, Inc.
Rezolute is a clinical stage biopharmaceutical company specializing in the development of innovative drug therapies to improve the lives of patients with metabolic and orphan diseases. Rezolute is advancing a diversified pipeline including: RZ358 (Phase 2), an antibody for the ultra-orphan indication of Congenital HyperInsulinism (CHI), with an abbreviated path-to-market strategy; AB101 (Phase 1), a once-weekly injectable basal insulin with the potential to transform the treatment landscape in diabetes management by reducing the therapeutic burden for patients and improving compliance; and a Plasma Kallikrein Inhibitor (PKI) portfolio with two lead compounds, RZ402 (plan to file IND in H2 2018) targeting Diabetic Macular Edema (DME) and RZ602 (plan to file IND in H1 2019) targeting Hereditary Angioedema (HAE), an orphan indication. For more information, visit: www.rezolutebio.com.

About XOMA Corporation

XOMA has an extensive portfolio of products, programs, and technologies that are the subject of licenses the Company has in place with other biotech and pharmaceutical companies. Many of these licenses are the result of the Company's pioneering efforts in the discovery and development of antibody therapeutics. There are more than two dozen such programs that are fully funded by partners and could produce milestone payments and royalty payments in the future. For more information, visit www.xoma.com.

Forward-Looking Statements
This release, like many written and oral communications presented by Rezolute, Inc. and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, Rezolute undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Rezolute, Inc. Contact:

Noopur Liffick

VP of Corporate Development

(650) 549-4175

investor-relations@rezolutebio.com

Source: Rezolute, Inc.